EXHIBIT 31.3

I, Michael Romer, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Panache Beverage Inc. for the year ended December 31, 2013;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 2, 2014

/S/ MICHAEL ROMER
Michael Romer
Interim Chief Executive Officer